                                                                    EXHIBIT 3.21

                           ARTICLES OF INCORPORATION
                                       OF
                          POINT MANAGEMENT WEST, INC.

     We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the said State of Florida, providing for the formation, rights, privileges, immunities and liabilities of corporations for profit.
                                   ARTICLE I.

     The name of the corporation shall be POINT MANAGEMENT WEST, INC.

                                  ARTICLE II.

     The general nature of the business to be transacted by the corporation shall be the management, development, sale and leasing of property; to operate or cause to operate trucks and other vehicles for the purpose of transferring or distributing trade goods, wares, merchandise, and property of any class or description; to manufacture, purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, bargain, sell, transfer, or assign, or in any manner dispose of, or to deal and trade goods, wares, merchandise and property of any class or description in any part of the world, including real and personal property; to apply for, hold, purchase, acquire, or otherwise deal in letters patent or copyrights of the United States of America or other countries or otherwise; and to work, operate or develop the same; or to carry on any business, manufacturing or otherwise, which may directly or indirectly effect those objects or any of them; to purchase, sell, assign, transfer, mortgage aircraft or other aircraft supplies, to loan money either for itself or act as agents in loaning and buying securities; to borrow money and to secure the same in whatever manner in which the corporation might do and is permissible to do under the laws of the State of Florida. To do any and all things set forth herein in the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors or otherwise, and either alone or in company with others, to purchase, hold and reissue any of the shares of its capital stock. In general, to carry on any other business in connection therewith, whether manufacturing, building or otherwise, not specifically forbidden by the laws of the State of Florida, and with all the powers conferred upon corporations by the laws of the State of Florida.

                                  ARTICLE III.

     The maximum number of shares of stock that the corporation is authorized to have outstanding at any time shall be Ten Thousand (10,000) shares at a par value of One ($1.00) Dollar per share, which shares shall all be common stock.

                                  ARTICLE IV.

     The minimum amount of capital with which the corporation shall begin business shall be Five Hundred ($500.00) Dollars.

                                   ARTICLE V.

     The highest amount of indebtedness to which this corporation may obligate itself shall be Ten Million ($10,000,000.00) Dollars.

                                  ARTICLE VI.

     This corporation shall begin existence on January 23, 1973.

                                  ARTICLE VII.

     This corporation shall have perpetual existence.

                                 ARTICLE VIII.

     The principal office of this corporation shall be located at 7000 Atlantic Avenue, Delray Beach, Florida.

                                  ARTICLE IX.

     The number of directors shall not be less than three (3).

                                   ARTICLE X.

     The names and addresses of the first Board of Directors who shall hold office for the first year of the corporation's existence, or until their successors are elected and qualified, are as follows:

DIANNE STRASSNER         President           1720 Harrison Street
                                             Hollywood, Florida

LOIS J. BENWAY           Vice-President      1720 Harrison Street
                                             Hollywood, Florida

SALLY OAKS               Secretary-          1720 Harrison Street
                         Treasurer           Hollywood, Florida

                                  ARTICLE XI.

     The names and mailing addresses of each subscriber of the Articles of Incorporation and the number of shares of stock which each agrees to take are as follows:

DIANNE STRASSNER         1720 Harrison Street          400 shares
                         Hollywood, Florida

LOIS J. BENWAY           1720 Harrison Street          400 shares
                         Hollywood, Florida

SALLY OAKS               1720 Harrison Street          400 shares
                         Hollywood, Florida

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 20th day of January, 1973.

Witnesses:

/s/ [SIGNATURE ILLEGIBLE]               /s/ DIANNE STRASSNER              (SEAL)
-----------------------------------     ----------------------------------

/s/ [SIGNATURE ILLEGIBLE]               /s/ LOIS J. BENWAY                (SEAL)
-----------------------------------     ----------------------------------

                                        /s/ SALLY OAKS                    (SEAL)
                                        ----------------------------------


STATE OF FLORIDA     )
                         SS
COUNTY OF BROWARD    )


     BEFORE ME, the undersigned authority, authorized to administer oaths and take acknowledgments, personally appeared DIANNE STRASSNER, LOIS J. BENWAY and SALLY OAKS, to me well known to be the persons who executed the foregoing Articles of Incorporation, and each and severally acknowledged before me that they signed the same for the purposes therein stated.

     WITNESS my hand and seal at Hollywood, Broward County, Florida, this 20th day of January, 1973.

                                        /s/ [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:
[SEAL]

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

                               -----------------

     In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

     First--That Point Management West, Inc. desiring to organize under the State of Florida with its principal office, as indicated in the articles of incorporation at City of Delray Beach County of Palm Beach, State of Florida has named Reuben M. Schneider located at Seventh Floor, Home Federal TOWER, 1720 Harrison Street (Street address and number of building, Post Office Box address not acceptable), City of Hollywood, County of Broward, State of Florida, as its agent to accept service of process within this state.

ACKNOWLEDGEMENT: (MUST BE SIGNED BY DESIGNATED AGENT)

     Having been named to accept service of process for the above stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

                                        By /s/ REUBEN M. SCHNEIDER
                                           -------------------------------------
                                           Reuben M. Schneider
                                           (Resident Agent)

                             ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                          POINT MANAGEMENT WEST, INC.


     These Articles of Amendment to Articles of Incorporation have been duly adopted by all of the directors and by the sole shareholder of the Point Management West, Inc. (the "Corporation") on December 7, 1987, in accordance with Section 607.181 of the Florida Statutes and have been duly executed in accordance with Section 607.187 thereof. The Articles of Incorporation are amended to delete Article V. Therefore, Article V is hereby deleted.

                                     * * *

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment as of the 10th day of December, 1987.


                                             /s/ LOU ELLEN WILSON
                                             ----------------------------------
                                             Lou Ellen Wilson, President


                                             /s/ PATRICIA A. KELSEY
                                             ----------------------------------
                                             Patricia A. Kelsey, Assistant
                                             Secretary

STATE OF FLORIDA         )
                         )         SS.
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 10 day of December, 1987, by Lou Ellen Wilson.


                                   /s/ [SIGNATURE ILLEGIBLE]
                                   -------------------------------
                                   Notary Public

                                   My Commission Expires:
                                   [SEAL]

STATE OF FLORIDA         )
                         )         SS.
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 20 day of December, 1987, by Patricia A. Kelsey.

                                   /s/ [SIGNATURE ILLEGIBLE]
                                   -------------------------------
                                   Notary Public

                                   My Commission Expires:
                                   [SEAL]

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                          POINT MANAGEMENT WEST, INC.

     Point Management West, Inc., a corporation organized under the laws of the State of Florida, under the hand of its President and Secretary, does hereby certify that by unanimous consent in lieu of a meeting dated January 4, 1988, all of the directors and all of the stockholders of the Corporation adopted the following resolution:

          RESOLVED, that the Articles of Incorporation of Point Management West, Inc. be amended by deleting therefrom Article I as such Article now exists and inserting in place thereof the following language, which upon filing the appropriate Articles of Amendment with the Florida Secretary of State shall constitute and be Article I:

          "The name of the corporation is PROFESSIONAL COMMUNITY SERVICES CORP."

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment as of January 7, 1988.


                                                    /s/ LOU ELLEN WILSON
                                                    ----------------------------
                                                    Lou Ellen Wilson, President

                                                    /s/ KIM J. FROSELL
                                                    ----------------------------
                                                    Kim J. Frosell, Secretary

STATE OF FLORIDA        )
                        )   SS
COUNTY OF HILLSBOROUGH  )


      The foregoing instrument was acknowledged before me this 7th day of January, 1988 by Lou Ellen Wilson, as President of Point Management West, Inc., a Florida corporation, on behalf of the corporation.


                                          /s/ JOAN COX
                                          -------------------------------------
                                                     Notary Public


                                          My commission expires:


                                                                   [SEAL]


STATE OF FLORIDA        )
                        )   SS
COUNTY OF HILLSBOROUGH  )


      The foregoing instrument was acknowledged before me this 24th day of January, 1988 by Kim J. Frosell, as Secretary of Point Management West, Inc., a Florida corporation, on behalf of the corporation.


                                          /s/ JOAN COX
                                          -------------------------------------
                                                     Notary Public


                                          My commission expires:


                                                                   [SEAL]

                            ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                     PROFESSIONAL COMMUNITY SERVICES CORP.

     PROFESSIONAL COMMUNITY SERVICES CORP., a Florida corporation (the "Corporation"), hereby certifies as follows:
     Pursuant to unanimous written action of the shareholders and Directors of the Corporation, in lieu of a special meeting, the following resolutions were adopted on Dec. 12, 1994, amending the Articles of Incorporation:

          "RESOLVED, that the Corporation amend Article I of its Articles of Incorporation to read as hereinafter set forth:

                                   'ARTICLE I
                                      Name

          The name of this corporation shall be FLORIDA LIFESTYLE
          MANAGEMENT COMPANY.'

     FURTHER RESOLVED, that the officers of the Corporation be and hereby are authorized and instructed to take such action as may be necessary to effectuate this resolution, including, but not limited to, executing and filing with the Secretary of State of the State of Florida, Articles of Amendment to Articles of Incorporation to reflect the foregoing resolution."

     WHEREUPON, at Sun City Center, Florida, this 12 day of Dec., 1994, the Corporation hereby certifies accordingly, under its corporate seal and the hand of its President, so that, on the filing hereof, the Articles of Incorporation shall be deemed amended accordingly.

                                   PROFESSIONAL COMMUNITY SERVICES
                                   CORP., a Florida corporation



                                   By: /s/ ROBERT E. GREENE
                                       --------------------------------------
                                       Robert E. Greene, President


2303-016-244457